SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 31, 2003
                            ZEVEX International, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware

                 (State or other jurisdiction of incorporation)

               001-1296                                 87-0462807

       (Commission File Number)            (IRS Employer Identification Number)

         4314 ZEVEX Park Lane
         Salt Lake City, Utah                             84123

   (Address of principal executive                      (Zip Code)
               offices)

       Registrant's telephone number, including area code: (801) 264-1001

                                 Not Applicable

          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
On December 31, 2003, ZEVEX(R) International, Inc. ("ZEVEX") completed the sale of its Physical Evaluation division. The transaction was accomplished by sale of all the issued and outstanding capital stock of JTech Medical Industries, Inc., ("JTech"), a wholly owned subsidiary of ZEVEX. The transaction was effected by a Stock Purchase Agreement (the "Stock Purchase Agreement") dated December 31, 2003 by and between ZEVEX and Mr. Leonard C. Smith, a former employee, officer and director of ZEVEX, for a purchase price of $1.2 million in cash. Of this amount, JTech has withheld $70,500 of the purchase price until ZEVEX satisfies certain obligations to JTech. Also, pursuant to the Stock Purchase Agreement, ZEVEX may receive additional payments from JTech based upon JTech products sales in 2004 and 2005. The total value of the consideration paid pursuant to the Stock Purchase Agreement was determined through arm's length negotiations between ZEVEX and Mr. Smith that took into account a number of factors of the Physical Evaluation division, including historical revenues, operating history, products, intellectual property and other factors.

A copy of the executed Stock Purchase Agreement is filed with this Form 8-K and is incorporated herein by reference. The foregoing description of the transaction is qualified in its entirety by the complete text of the Stock Purchase Agreement attached hereto.

Item 7.  Financial Statements and Exhibits


         (a) Financial statements of the Business Acquired. None


         (b) Pro Forma Financial Information. The following unaudited pro forma consolidated financial statements of ZEVEX, which give effect to the sale of JTech are filed herewith.


                  Unaudited Pro Forma Consolidated Financial Statements Unaudited Pro Forma Consolidated Balance Sheet
                  Unaudited Pro Forma Consolidated Statements Of Operations Notes to Unaudited Pro Forma Consolidated Financial Statements


              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements are based on the historical consolidated financial statements of ZEVEX International, Inc. and its subsidiaries ("ZEVEX"), adjusted to give effect to the disposition of the Physical Evaluation division in accordance with the Stock Purchase Agreement dated December 31, 2003 between ZEVEX and Mr. Leonard C. Smith. Pursuant to this Agreement, ZEVEX sold to Mr. Leonard C. Smith all the issued and outstanding capital stock of its wholly owned subsidiary, JTech Medical Industries, Inc. ("JTech").

The unaudited pro forma consolidated balance sheet gives effect to the transaction as if it occurred on the date of the balance sheet. The cash proceeds and resulting loss on the sale are only included in the September 30, 2003 balance sheet. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 give effect to the transaction as if it had occurred on January 1, 2002.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if all of the events as described above had occurred on the first day of the respective periods presented, nor is it necessarily indicative of our future operating results or financial position. The unaudited pro forma consolidated financial statements should be read in conjunction with ZEVEX' Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                            ZEVEX INTERNATIONAL, INC.
          PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2003



                                                                             Historical          Pro Forma                Pro Forma
                                     ASSETS                                 (unaudited)         Adjustments                Balance
                                                                        ------------------------------------------------------------

Current assets
     Cash                                                                     $ 232,573       $ 1,129,500  (A)           $ 1,362,073
     Designated cash for sinking fund payment on industrial
        development bond                                                         70,064                                       70,064
     Accounts receivable, net of allowance for doubtful
        accounts of $200,000, in 2003 and 2002                                4,169,863                                    4,169,863
     Inventories                                                              5,528,982                                    5,528,982
     Deferred income taxes                                                      347,956                                      347,956
     Income taxes receivable                                                    279,714                                      279,714
     Prepaid expenses and other current assets                                   61,261            70,500   (A)              131,761
     Total current assets                                                     10,690,413         1,200,000                11,890,413

     Property and equipment, net                                               5,822,135           (32,000) (A)            5,790,135
     Patents, trademarks and acquisition costs, net                              382,098          (158,020) (A)              224,078
     Goodwill, net                                                            10,089,035        (5,199,419) (A)            4,889,616
     Other assets                                                                 39,319                 -                    39,319
     Total assets                                                           $ 27,023,000       $ (4,189,439)            $ 22,833,561

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable                                                         $ 1,201,996                                  1,201,996
     Other accrued liabilities                                                    561,735                                    561,735
     Bank line of credit                                                        1,730,922                                  1,730,922
     Current portion of industrial development bond                               100,000                                    100,000
     Deferred revenue                                                                             $ 324,000  (A)             324,000
     Current portion of other long-term debt                                       49,750                                     49,750
     Current portion of capital leases                                            168,988                 -                  168,988
     Total current liabilities                                                  3,813,391           324,000                4,137,391

     Deferred income taxes                                                        137,078           (58,941) (A)              78,137
     Industrial development bond                                                1,300,000                                  1,300,000
     Other long-term debt                                                         832,469                                    832,469
     Capital lease obligations                                                          -

Stockholders' equity
     Common stock; $.001 par value, 10,000,000
        authorized shares, 3,400,964 issued and outstanding,
        at September 30, 2003 and December 31, 2002                                  3,440                                     3,440
     Additional paid in capital                                                 16,290,452                                16,290,452
     Treasury stock, 39,233 shares (at cost) at September 30, 2003                                                                 -
        and December 31, 2002                                                      (89,422)                                 (89,422)
     Retained earnings                                                            4,735,592       (4,454,498) (A)            281,094
     Total stockholders' equity                                                  20,940,062       (4,454,498)             16,485,564
     Total liabilities and stockholders' equity                                $ 27,023,000     $ (4,189,439)           $ 22,833,561


                            ZEVEX INTERNATIONAL, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Nine months ended
                                                        September 30, 2003
                                           Historical         Pro Forma           Pro Forma
                                           (unaudited)       Adjustments           Balance
                                           -------------------------------------------------------
                                           -------------------------------------------------------
Revenue:
     Product sales                          $ 17,946,058    $(2,440,144) (B)   $ 15,505,914
     Engineering services                      1,657,676             -            1,657,676
     Total revenue                            19,603,734    (2,440,144)          17,163,590

     Cost of sales                            12,758,976     (1,093,010) (B)     11,665,966
Gross profit                                   6,844,758     (1,347,134)          5,497,624

Operating expenses:
     General and administrative                2,786,377                          2,786,377
     Selling and marketing                     3,386,161    (1,170,323) (B)       2,215,838
     Research and development                    815,899      (512,463) (B)         303,436
Total operating expenses                       6,988,437    (1,682,786)           5,305,651

Operating (loss) income                         (143,679)      335,652              191,973

Other income (expense):
     Interest and other income                     7,213                              7,213
     Interest expense                           (238,289)           -              (238,289)
(Loss) income before income taxes               (374,755)      335,652              (39,103)

Benefit (provision)for income taxes              116,756       (125,198) (C)         (8,442)

Net (loss) income                             $ (257,999)     $ 210,454           $ (47,545)


Basic net (loss) income per share                $ (0.08)                           $ (0.01)

Weighted average shares outstanding            3,400,964                           3,400,964

Diluted net (loss) income per share              $ (0.08)                           $ (0.01)

Diluted weighted average shares outstanding     3,400,964                          3,400,964




                            ZEVEX INTERNATIONAL, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS



                                                            Year ended
                                                         December 31, 2002

                                                               Pro Forma             Pro Forma
                                            Historical (D)    Adjustments             Balance
                                           --------------------------------------------------------
                                           --------------------------------------------------------
Revenue:
     Product sales                          $ 23,683,355     $(3,650,363) (B)      $ 20,032,992
     Engineering services                      1,812,378               -            $ 1,812,378
     Total revenue                            25,495,733      (3,650,363)            21,845,370

     Cost of sales                            15,146,011       (1,459,570) (B)       13,686,441
Gross profit                                  10,349,722       (2,190,793)            8,158,929

Operating expenses:
     General and administrative                5,037,140                              5,037,140
     Selling and marketing                     4,087,057      (1,074,805) (B)         3,012,252
     Research and development                    519,342        (155,830) (B)           363,512
Total operating expenses                       9,643,539      (1,230,635)             8,412,904

Operating (loss) income                          706,183        (960,158)              (253,975)

Other income (expense):
     Interest and other income                    56,676                                 56,676
     Interest expense                           (543,340)             -                (543,340)
(Loss) income before income taxes                219,519        (960,158)              (740,639)

Benefit (provision)for income taxes               (5,216)        358,138   (C)          352,922

Net (loss) income                              $ 214,303      $ (602,020)            $ (387,717)


Basic net (loss) income per share                 $ 0.06                               $ (0.11)

Weighted average shares outstanding            3,414,846                              3,414,846

Diluted net (loss) income per share               $ 0.06                               $ (0.11)

Diluted weighted average shares outstanding    3,418,278                              3,418,278


Notes to Unaudited Pro Forma Financial Statements:

Divestiture

On December 31, 2003, ZEVEX completed the sale of its Physical Evaluation division pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated December 31, 2003 by and between ZEVEX and Mr. Leonard C. Smith, a former employee, officer and director of ZEVEX, for a purchase price of $1.2 million in cash. Of this amount, JTech withheld $70,500 of the purchase price until ZEVEX satisfies certain obligations to JTech. Also pursuant to the Stock Purchase Agreement, additional payments may be paid by JTech to ZEVEX based upon JTech products sales in 2004 and 2005.

(A) To give effect to the disposition of the Physical Evaluation division as of September 30, 2003. Pursuant to the Stock Purchase Agreement, ZEVEX sold all the issued and outstanding capital stock in JTech, which held all of the assets of the Physical Evaluation division. Therefore, the pro forma adjustment removes the related historical fixed and intangible assets of the Physical Evaluation division that will not be retained by ZEVEX, and gives effect to the net cash proceeds, loss on disposition, and related deferred revenue for product to be produced and delivered by ZEVEX to JTech during 2004. The cash adjustment is $1.2 million less, the $70,500 holdback, shown in prepaid expenses and other current assets.

(B) To reflect the elimination of the historical revenues, as well as historical costs and expenses relating to the operations of the Physical Evaluation division, pursuant to the Stock Purchase Agreement, as if the transactions were consummated on January 1, 2002. The loss related to this transaction is not reflected in the pro forma statements of operations. The historical expenses of the Physical Evaluation division were derived using the actual costs of revenues, selling and marketing expenses and research and development costs directly related to the divested business. General and administrative expenses are not specifically identified by division and therefore are not included as part of the adjustment.

(C) To reflect the tax effect of elimination of the historical revenues, as well as historical costs and expenses relating to the operations of the Physical Evaluation division, pursuant to the Stock Purchase Agreement, as if the transactions were consummated on January 1, 2002 at an effective tax rate of 37.3%.

(D) Certain prior year amounts have been reclassified to conform to current year presentation.

         (c)      Exhibits

Exhibit
Number                                      Description

*2.1     Stock Purchase Agreement between ZEVEX International, Inc. and Leonard
         C. Smith dated   December 31, 2003


         *Pursuant to Item 601 (b)(2) of Regulation S-K, the schedules to
Exhibit 2.1 have been omitted. Registrant will furnish a copy of such schedules upon request by the Securities and Exchange Commission.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2004                                ZEVEX International, Inc.

                                                       /s/ Phillip L. McStotts
                                                       Phillip L. McStotts
                                                       Chief Financial Officer


                                  EXHIBIT INDEX

Exhibit
Number                              Description

*2.1     Stock Purchase Agreement between ZEVEX International, Inc. and Leonard
         C. Smith dated December 31, 2003

*Pursuant to Item 601 (b)(2) of Regulation S-K, the schedules to Exhibit 2.1 have been omitted. Registrant will furnish a copy of such schedules upon request by the Securities and Exchange Commission.

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           ZEVEX INTERNATIONAL, INC.,

                                       AND

                                LEONARD C. SMITH

                      REGARDING THE SALE OF COMMON STOCK OF

                         JTECH MEDICAL INDUSTRIES, INC.


                                December 31, 2003

                                       21
                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement"), entered into on December 31, 2003 (the "Effective Date"), by and among ZEVEX International, Inc., a Delaware corporation (the "Seller"), and Leonard C. Smith (the "Buyer").

                                   BACKGROUND

         A. The Seller acquired all of the outstanding shares of capital stock of JTech Medical Industries, Inc., a Utah corporation (the "Company") from the Buyer and certain other parties in a transaction dated December 31, 1998.

         B. The Company is in the business of developing, manufacturing and selling stand-alone and computerized products that measure isolated muscle strength, joint ranges of motion and sensation, including musculoskeletal evaluation, functional capacity evaluation, upper extremity and hand testing, and pain evaluation products used for outcomes assessment during rehabilitation, medical-legal evaluations for personal injury and workers compensation claims and clinical documentation (the "Company Business").

         C. Pursuant to this Agreement, the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding shares of capital stock of the Company, for the consideration and on the terms set forth in this Agreement (the "Sale").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                    AGREEMENT

1. Definitions. Capitalized terms not defined when first used shall have the following meanings:

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the U.S. Securities Exchange Act of 1934, as amended.

         "Knowledge", when used with reference to the Seller, means the actual knowledge of David J. McNally and Phillip L. McStotts.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parties" is a collective generic reference to the Seller and the Buyer.

         "Party" is an individual generic reference to any single party to this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

         "Shares" means the 1,000 shares common stock, $.001 par value, of the Company. owned by the Seller as of the Effective Date.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.       Purchase and Sale of Shares

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, and in consideration of the purchase price set forth below, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer and assign to the Buyer, all of the Shares.

         (b) Payment. The Buyer agrees to pay to the Seller (i) One Million Two Hundred Thousand Dollars ($1,200,000) in cash to be paid upon execution of this Agreement, less the holdback described in Section 2(c) below, and (ii) following the execution of this Agreement, the additional payments described in the following Section 2(e) below (the "Additional Payments)."

         (c) Hold-back. The Buyer will hold and not deliver upon execution of this Agreement Seventy Thousand and Five Hundred Dollars ($70,500) from the initial payment (the "Hold-back"). Following the execution of this Agreement, the Buyer will pay this Hold-back to the Seller in incremental payments as described in this Section 2(c). As described in the following Section 2(d), upon execution of this Agreement, the Parties will also execute a Manufacturing Agreement (defined below), which will include the Seller's commitment to manufacture and deliver to the Buyer several batches of products by the successive times shown on Schedule II that is attached to the Manufacturing Agreement ("Schedule II"). Also shown on the bottom line of Schedule II is the "Holdback earned," which is the amount payable by the Buyer to the Seller upon the delivery of certain batches of products. Upon the Seller's delivery to the Buyer of the entirety of that batch or those batches shown on Schedule II to the Manufacturing Agreement, then, out of the Hold-back and within five (5) business days of such delivery, the Buyer will pay to the Seller the amount of the "Holdback earned" with respect to that batch or those batches as shown on that
Schedule II. If the Seller fails to deliver all of the products in a batch shown on Schedule II by the times shown on Schedule II, then, as a penalty to the Seller, when the Buyer later makes a payment to the Seller of the "Holdback earned" for that batch, the Seller shall have the right to deduct from such payment an amount equal to one (1) percent of the total amount of the "Holdback earned" for that batch for each day that the delivery of any or all of the products in that batch are late from the scheduled date shown for that batch on
Schedule II. Additionally, if, within five (5) business of the delivery of the products listed on Schedule II by the Seller to the Buyer, the Buyer reasonably determines that a product fails to meet the specifications for such product (as described in the next sentence), and if the Buyer notifies the Seller in writing of such failure by 5:00 p.m. (Seller's local time) on the fifth business day, then such product shall not be counted as delivered to the Buyer for the purpose of this Section 2(c). For the purpose of the preceding sentence, the product "specifications" shall mean those written specifications for each of the products listed on Schedule II that, as of the Effective Date, are in the possession of the Seller and are being used by the Seller to manufacture the products listed on Schedule II, as such specifications may hereafter be amended from time to time by the Seller and Buyer in writing.

         (d) Deliveries Upon Execution of this Agreement. Concurrent with the execution of this Agreement:

                  (i) the Seller will deliver to the Buyer: (A) stock certificates representing all of the Shares, endorsed in blank or accompanied by duly executed assignment documents, (B) a fully executed form of the Contract Manufacturing Agreement of even date herewith (the "Manufacturing Agreement") between the Buyer and the Seller's subsidiary ZEVEX, Inc., which agreement documents the Seller's agreement to provide certain manufacturing services to the Company following the Sale (including the manufacture and delivery of certain product at the value stated on Exhibit "A"), (C) the Buyer and Seller shall each file any required reports under Internal Revenue Code of 1986, as amended, Section 1060 and shall prepare their respective federal, state and local tax returns in a manner consistent with the allocation of the Purchase Price set forth on attached Exhibit "B", and
         (D) the resignations of David McNally and Phillip McStotts as directors and officers of the Company, effective as of December 31, 2003

                  (ii) the Buyer will deliver to the Seller (A) the payment specified in Section 2(b)(i) above, (B) a fully executed form of the Manufacturing Agreement, and (C) the Buyer's resignation from employment with the Seller.

         (e) Additional Payments. For the purpose of this Section 2(e), "Intellectual Property" shall be defined as set forth on Exhibit "C" attached hereto. Additionally, "Products," as used in this Section 2(e) shall mean any product of any kind that is sold by the Buyer or by an Affiliate or licensee of the Buyer that incorporates the Intellectual Property or any future derivative or enhancement thereof. "Net Sales Amount," for the purpose of this Section 2(e), shall include both sales revenues and license revenues. If the Buyer or its Affiliates sell the Product, "Net Sales Revenue" shall mean the invoiced amount for the sale of the Product by the Buyer to any third party, less actual allowances for returns, discounts, rebates, and shipping. If the Buyer or its Affiliates license the Intellectual Property, "Net Sales Amount" shall mean the sum of all licensee fees and royalty payments that the Buyer receives from the licensee with respect to the Intellectual Property. For a period of two years following the execution of this Agreement, the Buyer will pay to Seller the Additional Payments as described in this Section 2(e), based on a percentage of the aggregate Net Sales Amount that it receives from the sale of the Products or license of the Intellectual Property in each of those years. The percentage of the Net Sales Amount shall vary as follows:

(i) six percent (6%) of the aggregate Net Sales Amount for sales during the calendar year 2004; and

(ii) five percent (5%) of the aggregate Net Sales Amount for sales during the calendar year 2005.

The Buyer will make these Additional Payments to Seller as follows, subject to any acceleration of these payments, as described below. The Buyer shall make these Additional Payments to Seller within thirty (30) days following the close of each calendar quarter, via Company check mailed to the Seller at the address stated above. These Additional Payments shall be accompanied by a reasonably detailed description of the Products sold or licensed during that quarter, the Net Sales Amount for that quarter, and how the Additional Payment for that quarter was calculated. If the Buyer fails to make the Additional Payment to Seller with this 30-day period, interest shall accrue thereafter on such unpaid amount at the rate of 12% per annum until paid. Notwithstanding these normal Additional Payments, as described above, if the Buyer sells the Company (either by a sale of stock, merger, or sale of substantially all the assets) or all of its rights to the Intellectual Property at any time during this two-year period, then the Buyer's obligation to make these Additional Payments shall accelerate as follows. Within five (5) days following the consummation of such sale of the Company, the Buyer shall pay to the Seller a lump sum payment for each remaining quarter in the two-year period as if the Net Sales Amount for each of those quarters were Five Hundred Thousand Dollars ($500,000). The Buyer shall keep complete, true and accurate books of account that may be necessary for the purpose of showing the Additional Payments due to the Seller under this Section 2(e). The books and the supporting data shall be open to the Seller during regular business hours of the Buyer for two (2) years following the end of the calendar year. During that time, the Seller or its agents shall have the right to inspect and copy such records for the purpose of verifying the Buyer's compliance with the terms of this Section 2(e). Should such inspection and audit lead to the discovery of a greater than five percent (5%) discrepancy in the Additional Payments to the Seller's detriment, the Buyer shall pay the full cost of such inspection and audit.




3.       Representations and Warranties Concerning the Transaction

         (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement.

                  (i) Due Organization. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than the filing of Form 8-K with the U.S. Securities and Exchange Commission following the Sale.

                  (iii) Title to Shares; No Liens. The Seller holds of record and owns beneficially all of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws) or Security Interests. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of the Shares.

                  (iv) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Seller does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (v) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement.

                  (i) Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform Buyer's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of his assets is subject (or result in the imposition of any Security Interest upon any of his assets). The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (iii) Investment Representations. Buyer is an "accredited investor" in that Buyer meets one of the specific standards set forth in Rule 501 of Regulation D of the Securities Act. Specifically, the Buyer has been a director and currently is an executive officer of the Company. Buyer is a U.S. citizen and over twenty-one (21) years of age. The Shares are being acquired solely for Buyer's own account, and are not being purchased with a view to or for the purposes of resale, distribution, subdivision or factionalization thereof.

         (c) Representations and Warranties Concerning the Company. The Seller represents and warrants to the Buyer that the statements contained in this
Section 3(c) regarding the Company are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule attached hereto:

                  (i) Organization and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah. The Company has full corporate power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                  (ii) Capitalization. The entire authorized capital stock of the Company consists of 1,000,000 shares of common stock, of which 1,000 shares (comprising the Shares) are issued and outstanding. All of the issued and outstanding Company shares are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                  (iv) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or the Buyer could become liable or obligated.

                  (v) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets shown in Section 3(c)(v) of the Disclosure Schedule, free and clear of all Security Interests.

                  (vi) Liabilities. The Company has no liabilities, known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due except for (i) liabilities for the product warranties provided by the Company in connection with the sale or lease of its products, (ii) liabilities arising under the Company's Contracts (as identified on Section 3(c)(xi) of the Disclosure Schedule), and (iii) liabilities for Taxes not yet due and to be paid by the Seller pursuant to Section 5.

                  (vii) Legal Compliance. To the Knowledge of the Seller, the Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply, except where the lack of such compliance would not have a material adverse effect on the business, financial condition, operations of the Company.

                  (viii) Tax Matters. The Company has filed all Tax Returns that it was required to file on or before the Effective Date (as part of the consolidated federal and state income Tax Returns filed by the Seller for the Company and the Seller's other subsidiary). All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company with respect to such Tax Returns have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. There is no material dispute or claim concerning any Tax Return either (A) claimed or raised by any authority in writing or (B) as to which the Seller has Knowledge. The Company has withheld or will withhold and paid all Taxes required to have been withheld and paid on or before the Effective Date in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party to the Effective Date. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no Tax sharing agreements between the Company and the Seller.

                  (ix) Intellectual Property. The Seller has all the Intellectual Property rights that are reasonably necessary to conduct its business as presently conducted; provided, however, that, to the extent that the Seller is currently engaged in research and development efforts with respect to certain proposed products, additional Intellectual Property rights may need to acquired or developed in order to complete those products for commercial sale (and Seller has no obligation, either prior to or after the Effective Date, to complete such development). To the Knowledge of the Seller, the Company has not interfered with, infringed upon, misappropriated, or otherwise violated any material Intellectual Property rights of third parties, and the Company has not ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party), while under the ownership of the Seller. To the Knowledge of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise violated any material Intellectual Property rights of the Company. Section 3(c)(v) of the Disclosure
         Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property.

                  (x) Inventory. The Company has no inventory.

                  (xi) Contracts. Section 3(c)(xi) of the Disclosure Schedule includes a true, correct and complete list of all the material contracts of the Company, and all amendments and modifications thereto. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and (C) to the Knowledge of the Seller, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement and no party has repudiated any provision of the agreement.

                  (xii) Litigation. To the Knowledge of the Seller, there are no actions, suits, proceedings or investigations pending against the Company or the Company's Business (nor has the Company received notice of any threat thereof) in or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

                  (xiii) SEC Reports. The reports the Seller has filed with the U.S. Securities and Exchange Commission ("SEC") since December 31, 2001, did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), with respect to statements regarding the business of the Company taken as a part of the Seller as a whole, contain any untrue statement of a material fact or omit a statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (xiv) Material Change. Since September 30, 2003, the date of the last financial statements filed by the Seller with the SEC, there has been no material adverse change in business of the Company other than sales falling substantially below historical levels.

                  (xv) No Subsidiaries. The Company holds no equity interest in any other entity.

(xvi)                      Disclaimer of other Representations or Warranties.
                           Except as expressly set forth in this Section 3, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect of the Company, its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

(xvii) Articles of Incorporation of the Company, Bylaws of the Company, and Resolutions of the Board of Directors of the Seller. The Articles of Incorporations of the Company are attached hereto as Exhibit "E". The Company has no Bylaws. The resolutions of the Board of Directors of the Seller that authorize the Seller to enter into this Agreement are attached hereto as Exhibit "F".

(xviii) Tangible Assets. The Company's tangible assets are free from material defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are currently being used.

4. Post-Sale Covenants. The Parties agree as follows with respect to the period following the Sale of the
                           Shares:

         (a) General. If at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 5 below). Upon execution of this Agreement, the Seller will deliver to the Buyer those documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company or the Company's Business (the "Books and Records") that are in the Seller's possession, but only to the extent that such Books and Records are not integrated with such documents of the Seller. Following the execution of this Agreement, the Buyer or its representatives shall have the right, during normal business hours, to enter the premises of the Seller and to inspect and copy the Books and Records. The Seller shall cooperate with Buyer is making the Books and Records available to the Buyer or its representatives during these inspections. If the Buyer makes copies of the Books and Records, it shall do so at its own expense, with the Seller's consent, and in a manner to limit any copying of information that is unrelated to the Company or the Company's business. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Effective Date as it maintained with the Company prior to the Effective Date. The Seller will refer all customer inquiries relating to the businesses of the Company to the Buyer after the Effective Date.

         (b) Transition Services. For the purposes of the following provisions, the Company shall be a party to this Agreement:

                  (i) The Buyer shall have until the close of business on March 31, 2004 (the "Transition Period"), in which to move all tangible assets of the Company from their current location on the Seller's premises ("Premises"). Until such time, at no additional cost to the Buyer, the Company shall have a license to access and fully use such assets on the Premises, on a non-exclusive basis, for the purpose of (and only for such purpose of) continuing the current operations of the Company's Business as currently situated on the Premises, without material expansion or enlargement such operations. Such access and use of the Premises shall include reasonable use of the Seller's utilities and communication systems. The Company and the Parties agree that the Buyer's and the Company's temporary license to so use the Seller's Premises requires (and is subject to) the Company:

                           (A) reimbursing the Seller for a reasonable estimate
                  of the actual cost of telephone services used by the Company;

                           (B) reimbursing the Seller for actual shipping costs
                  incurred by the Company's business;

                           (C) complying with the Seller's policies and
                  procedures regarding employee conduct and safety;

                           (D) maintaining adequate general liability insurance
                  at all times for damages arising out of their activities on the Premises and provide proof of such insurance upon request;

                           (E) prior to allowing Company employees access to the
                  Seller's Premises, entering into confidentiality agreements with its employees that require such employees to maintain the confidentiality of Seller Confidential Information (defined below);

                           (F) making no alterations, additions or improvements
                  in the Premises;

                           (G) repairing any damage to the Premises resulting
                  from the removal of the Company's property; and

                           (H) repairing, keeping and maintaining the portions
                  of the Premises used by the Company a good and safe order and condition.

(iii) During the Transition Period, at no additional cost to the Buyer, the Seller agrees to provide the Company the following services as may be reasonably required by the Buyer:
                           (A) assistance with enterprise software transition;

                           (B) payroll conversion;

                           (C) accounts receivable/accounts payable support;

                           (D) shipping and receiving;

                           (E) graphic arts support; and

(F) support to convert the Company's web page from the Seller to the Company.

(iv) Prior to the end of the Transition Period, the Seller will deliver to the Buyer a final printed circuit board design layout for the wireless physical testing system and a foot switch technical drawing for the wireless physical testing system in a form determined by the Seller.

(v) At no additional cost to the Buyer, the Seller shall provide 100 hours of engineering services to the Buyer ("Engineering Services") and also provide an engineer to spend three (3) full working days at an offsite safety test site that is mutually determined by the Buyer and the Seller. The Engineering Services will be provided by Roger Millis or any other employee of the Seller that is mutually determined by the Buyer and the Seller. For any additional hours of engineering services provided by the Seller to the Buyer beyond the 100 hours mentioned above, Seller shall invoice the Buyer for those additional hours at an hourly rate of $110.

(vi) Reimbursements shall be made within 15 days of invoice from the Seller. Additionally, with respect to such license to use the Seller's
         Premises:

                           (A) The Company hereby indemnifies, holds harmless
                  and agrees to defend the Seller from and against all claims, damages, expenses (including, without limitation, attorneys' fees), liabilities and judgments on account of injury to persons, loss of life, or damage to property occurring on the Premises caused by the Company, the Company's agents, servants, invitees or employees; provided, the Company does not indemnify the Seller against any injury, loss of life, or damage which is caused by the active or passive negligence of the Seller, or its agents, servants or employees.

                           (B) The Seller hereby indemnifies, holds harmless and
                  agrees to defend the Company from and against all claims, damages, expenses (including, without limitation, attorneys' fees), liabilities and judgments, on account of injury to persons, loss of life, or damage to property occurring on the Premises caused by the active or passive negligence of the Seller, or its agents, servants or employees; provided, the Seller does not indemnify the Company against any injury, loss of life or damage which is caused by the active or passive negligence of the Company, or the Company's agents, servants, invitees or employees.

         (c)      Confidentiality.

                  (i) Confidential Information of the Seller. The Buyer acknowledges that, in the course of the Buyer's relationship with the Company and the Seller, either prior to or after the execution of this Agreement, the Buyer and the Company has received and may yet receive confidential and proprietary information about the Seller's business (such as during the Transition Period) which is not generally available to the public ("Seller Confidential Information"), the disclosure of which to third parties, without the express authorization of the Seller, would result in economic or other losses to the Seller. Accordingly, regardless of the means of communication of the Seller Confidential Information, the Buyer shall, and shall cause the Company to, hold the Seller Confidential Information in strict confidence and, without the prior written permission from the Seller, not disclose the Seller Confidential Information to any third parties, or use it for any commercial purposes, except in performance of this Agreement.

                  (ii) Confidential Information of the Buyer and the Company. The Seller acknowledges that, in the course of the Seller's relationship with the Buyer, either prior to or after the execution of this Agreement, the Seller has received and may yet receive confidential and proprietary information about the Buyer or the Company (such as during the Transition Period) which is not generally available to the public ("Buyer or Company Confidential Information"), the disclosure of which to third parties, without the express authorization of the Buyer or the Company, as the case may be, would result in economic or other losses to the Buyer or the Seller. Accordingly, regardless of the means of communication of the Buyer or Company Confidential Information, the Seller shall hold the Buyer or Company Confidential Information in strict confidence and, without the prior written permission from the Buyer or the Company, as the case may be, not disclose the Buyer or Company Confidential Information to any third parties, or use it for any commercial purposes, except in performance of this Agreement.

                  (iii) General. Each Party shall promptly notify the other of any breach of the foregoing obligations of confidentiality. In the event that any Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will notify the other Party promptly of the request or requirement so that such Parties may seek an appropriate protective order or waive compliance with the provisions of this Section 4(c). The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (d) Seller Covenant Not to Compete. For a period of three years from and after the Closing Date, the Seller will not engage directly or indirectly in any business that competes with the Company Business as presently conducted in any geographic area in which the Buyer now or hereafter conducts that business; provided, however, that the Seller's ownership of less than 1% of the outstanding stock of any publicly-traded corporation shall not by itself be deemed to constitute engagement in any of such corporation's businesses. Additionally, the Seller will not provide design, engineering or manufacturing services of any kind to any third party that engages in competition with the Company Business as presently conducted in any geographic area in which the Buyer now or hereafter conducts that business. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 4(d) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (e) Employees. As of the Effective Date, the Seller will terminate the employment of each of the employees identified on Exhibit "D" and the Buyer will cause the Company will offer employment to each such employee.

         (f) Directors/Officers Insurance. The Seller shall maintain a minimum of $3 million in aggregate director/officer errors and omissions insurance coverage for ex-officers and directors for a period of at least three years following the Effective Date.

5.  Remedies for Breaches of This Agreement

         (a) Survival of Representations and Warranties. All of the representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter.

         (b) Indemnification Provisions for Benefit of the Buyer. Subject to the limitation set forth in Section 5(e) below, the Seller agrees to indemnify the Buyer from and against any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by (i) the breach of any of the Seller's representations, warranties, and covenants contained herein, (ii) all income Taxes (or the non-payment thereof) of the Company for all taxable periods ending on or before the Effective Date and the portion through the end of the Effective Date for any taxable period that includes (but does not end on) the Effective Date, and (iii) any and all income Taxes of any member of an affiliated, consolidated, or combined group for which the Company is or was a member of the group on or prior to the Effective Date, including under IRS Reg.
Section 1.1502-6 (or any similar provision of state or local law); provided, however, that any such claim for indemnification must be made by the Buyer against the Seller in writing before the expiration of two years following the Effective Date. Notwithstanding anything to the contrary in this Agreement, the Sellers hereby assume all liability associated with the litigation matters identified on Schedule 3(c)(xii) of the Disclosure Schedule.

         (c) Indemnification Provisions for Benefit of the Seller. The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by (i) the breach of the Buyer's representations, warranties, and covenants contained herein, or (ii) liabilities of the Company arising after the Effective Date; provided, however, that any such claim for indemnification must be made by the Seller in writing against the Buyer before the expiration of two years following the Effective Date; provided, further, that the Buyer shall not be obligated to indemnify the Seller for any Adverse Consequence for which the Seller must provide indemnification under Section 5(b) above.

         (d) Matters Involving Third Parties

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 5, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 20 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, and (B) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with Section 5(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 5(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 5.

         (e) Limitation. In no event shall the Buyer or the Seller be entitled to indemnification under this Section 5 until such Party has suffered Adverse Consequences by reason of all such breaches in excess of a $10,000 threshold (after which point the Indemnified Party will be obligated to indemnify the Indemnified Party from and against all Adverse Consequences). In no event shall Seller be liable to Buyer for amounts owed under Seller's indemnification obligation under this Section 5 in excess of One Million Two Hundred Thousand Dollars ($1,200,000). Further, the indemnification obligation of the Seller under Section 5(b) shall not apply to any breach that arising from facts or circumstances occurring prior to December 31, 1998.

6. Tax Matters. The following provisions shall govern certain tax matters following the Closing Date:

         (a) Cooperation on Tax Matters. The Seller shall include the income of the Company on the Seller's consolidated federal and state income Tax Returns for all periods through the end of the Effective Date and pay any federal and state income Tax attributable to such income, including income as of the end of the Effective Date. The income of the Company shall be apportioned to the period up to and including the Effective Date and the period after the Effective Date by closing the books of the Company as of the end of the Effective Date. The Buyer, the Company and the Seller shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. The Company shall not (and the Buyer shall not permit the Company to) undertake any transaction not in the ordinary course of business at any time on the Effective Date. The Company and the Buyer agree to retain all books and records with respect to Tax matters pertinent to the Company until the expiration of the statute of limitations of the respective taxable periods. The Seller shall not settle any audit of the Seller's consolidated federal income Tax Return to the extent that such return relates to the Company in a manner that would have a material adverse effect on the Company after the Effective Date unless such settlement would be reasonable in the case of a person that owned the Company both before and after the Effective Date.

         (b) Post-Closing Elections. At the Seller's request, the Buyer shall cause the Company to make or join with the Seller in making any tax election after the Sale if the making of such election does not have a material adverse impact on the Buyer or the Company for any post Effective Date Tax period.

         (c) Carrybacks. The Buyer will waive any carryback of a post Effective Date Tax attributed of the Company into any consolidated, combined or unitary Tax Return of any Seller affiliated group.

         (d) Tax Refunds. The Seller will be entitled to all refunds of any taxes relating to any period prior to the Effective Date. To the extent any such refund is paid to the Company after the Effective Date, the Buyer will immediately cause the Company to pay such refund to the Seller.

         (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Buyer when due, and Buyer will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Seller will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

7.       Miscellaneous

         (a) Press Releases and Public Announcements. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that Seller may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of other Party; provided, however, that (i) the Seller may (A) assign any or all of its rights and interests hereunder to one or more of its affiliates and (B) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Seller nonetheless shall remain responsible for the performance of all of its obligations hereunder), and (ii) the Buyer may (A) assign any or all of its rights and interests hereunder to one or more of its affiliates and (B) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:                    Copy to:

2402 Wren Haven Lane                Stoel Rives LLP
Salt Lake City, UT 84101            201 South Main Street, Suite 1100
Attn: Leonard C. Smith              Salt Lake City, UT 84101
                                            Attn: Clint Hanni


If to the Seller:                   Copy to:

ZEVEX International, Inc.           Jones, Waldo, Holbrook & McDonough, P.C.
4314 ZEVEX Park Lane                170 S. Main Street, Suite 1500
Salt Lake City, UT 84123            Salt Lake City, UT 84101
Attn: Dave McNally                          Attn: Ronald Poelman

A Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. A Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

         (i)      Dispute Resolution

                  (i) The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for actions to seek temporary restraining orders or injunctions related to the purposes of this Agreement, a dispute involving the adjudication of the rights of a third party that does not agree to arbitration, or a suit to compel compliance with the dispute resolution provision, the Parties agree to use the following alternative dispute procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

                  (ii) At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration, and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement between the Parties, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of both Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

                  (iii) If the negotiations do not resolve the dispute within thirty (30) days after the initial written request, the disputes shall be submitted to binding arbitration by a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Salt Lake City, Utah. A Party may demand such arbitration in accordance with procedures set out in those rules. Each Party shall designate, as its appointed arbitrator, an impartial individual who is experienced in the business of manufacturing products similar to the products of the Company. Within 20 days of appointment, the two designated arbitrators shall then designate by mutual agreement an impartial attorney licensed in the state of the arbitration, which attorney shall serve as the panel's administrative head. The majority decision of the panel shall be final and conclusively binding upon both Parties. Discovery shall be controlled by the arbitrators and shall be permitted to the extent set out in this paragraph. Each Party may submit in writing to a Party, and that Party shall respond, to a maximum of any combination of thirty-five (35) (none of which may have subplots) of the following: interrogatories, demands to produce documents, and requests for admission. The Parties shall contract with the arbitrators to commence the arbitration hearing within sixty (60) days of the demand for arbitration. The arbitrators shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The Parties shall require the arbitrators to rule on the dispute by issuing a written opinion within thirty (30) days after the close of the hearings. The times specified in this paragraph may be extended upon a showing of good cause. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

                  (iv) Each Party shall bear its own cost of these procedures. A Party seeking discovery shall reimburse to the responding Party the costs of production of documents (to including search time and reproduction costs). The Parties shall equally split the fees of any mediation, but in any arbitration or permissible legal proceedings, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and other disbursements in addition to any other relief to which such Party may be entitled.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         (p) No Section 338 Election. No Party shall make any election under IRS Code Section 338 with respect to the transactions contemplated by this Agreement.


                                        {Signatures are on the following page.}

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, to be effective as of the Effective Date.


THE SELLER:

ZEVEX INTERNATIONAL, INC.


By:___________________________________
Print Name:____________________________
Title:_________________________________


THE BUYER:


--------------------------------------
LEONARD C. SMITH


THE COMPANY (for the purposes of Section 4(b) and (4)(c):

JTECH MEDICAL INDUSTRIES, INC.


-----------------------------------
Leonard C. Smith, President